EX 99.D
GROSVENOR
          Registered Funds
NOTICE OF WITHDRAWAL OF TENDER
Regarding Limited Liability Company Interests In
Grosvenor Registered Multi-Strategy Master Fund, LLC
Tendered Pursuant to the Offer to Purchase
Dated September 27, 2011

The Offer and withdrawal rights will expire
at, and this Notice of Withdrawal must be
received by, 12:00 midnight, Eastern Time,
on October 27, 2011 unless the Offer is extended.
Complete this Notice of Withdrawal and return by Mail, E-Mail or Fax to:
By Mail:
Grosvenor Funds
c/o BNY Mellon Alternative Investment Services
400 Bellevue Parkway
19C-0204
Wilmington, DE 19809
Phone: (866) 211-4521
By E-Mail:
grosvenordeinvservices@bnymellon.com
Please include the words “Grosvenor Funds Tender Documents” in the subject line.
By Fax:
(302) 791-2790
You are responsible for confirming that this Notice of Withdrawal is received by the Fund.

Notice of Withdrawal of Tender — Master	Page 1

Ladies and Gentlemen:
     The undersigned hereby withdraws the tender of its limited liability company interest in Grosvenor Registered Multi-Strategy Master Fund, LLC (the “Fund”), or the tender of a portion of such interest, for purchase by the Fund that previously was submitted by the undersigned in a Letter of Transmittal dated ____________________.
     This tender was in the amount of:
          ☐ Entire limited liability company interest in the Fund (“Interest”)
          ☐ Portion of Interest expressed as a specific dollar value: $
     The undersigned recognizes that upon submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the Interest (or portion thereof) previously tendered will not be purchased by the Fund.
FOR INDIVIDUAL INVESTORS (including spouses invested jointly):

Signature of Investor(s) or Authorized Person(s)	Signature of Investor(s) or Authorized Person(s)

Name of Signatory (please print)	Name of Signatory (please print)

Title of Authorized Person (please print)	Title of Authorized Person (please print)

Date	Date

FOR ENTITY INVESTORS (e.g., trusts, endowments, foundations, corporations, and partnerships):

Signature of Investor(s) or Authorized Person(s)	Signature of Investor(s) or Authorized Person(s)

Name of Signatory (please print)	Name of Signatory (please print)

Title of Authorized Person (please print)	Title of Authorized Person (please print)

Date	Date

Signature of Investor(s) or Authorized Person(s)	Signature of Investor(s) or Authorized Person(s)

Name of Signatory (please print)	Name of Signatory (please print)

Title of Authorized Person (please print)	Title of Authorized Person (please print)

Date	Date

Notice of Withdrawal of Tender — Master	Page 2